Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-3 Nos. 333-275279 and 333-276995) of Kura Oncology, Inc.,
2.
Registration Statement (Form S-8 Nos. 333-203504, 333-210260 and 333-263000) pertaining to the Amended and Restated 2014 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Kura Oncology, Inc.,
3.
Registration Statement (Form S-8 Nos. 333-216683, 333-223591, 333-230075, 333-236621, 333-253441, 333-269974, 333-272389, 333-280050 and 333-287866) pertaining to the Amended and Restated 2014 Equity Incentive Plan of Kura Oncology, Inc., and
4.
Registration Statement (Form S-8 Nos. 333-277411, 333-285424 and 333-291242) pertaining to the 2023 Inducement Option Plan, as amended, of Kura Oncology, Inc.;

of our reports dated March 5, 2026, with respect to the financial statements of Kura Oncology, Inc. included in this Annual Report (Form 10-K) of Kura Oncology, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Diego, California

March 5, 2026